EXHIBIT 4.5

SUBSCRIPTION AGREEMENT

McKenzie Bay International, Ltd.
a Delaware corporation

Common Shares, Warrants, and Convertible Note

1.          SUBSCRIPTION

          (a)          The undersigned (the "Subscriber") hereby irrevocably subscribes to purchase ________ shares of Common Stock (the "Shares") of McKenzie Bay International, Ltd., a Delaware corporation (the "Company"). Attached to the Shares are warrants to purchase an additional ________ shares of the Company's common stock (the "Warrants"). For purposes of this Agreement, the Shares, the Warrants, and any and all shares of Company Common Stock acquired by exercise of the Warrants are collectively referred to as the "Securities". The Company acknowledges receipt of $_________.00 U.S. as payment for the Shares and the Warrants. Immediately after executing this Agreement, a duly authorized officer of the Company shall execute the form of Warrant attached hereto as Exhibit A in order to issue the Warrants to the Subscriber.

          (b)          The Company hereby grants Subscriber an option (each, a "Put") to cause the Company to purchase and redeem the following number of Share (each, the "Applicable Put Shares") at the prices (each, a "Put Price") and on the dates indicated below (each, a "Put Date"):

1.	On the second anniversary of the date of this Agreement, 30% of the Shares at a per share price of US $_______.

2.	On the third anniversary of the date of this Agreement, 40% of the Shares at a per share price of US $_________.

3.	On the fourth anniversary of the date of this Agreement, 20% of the Shares at a per share price of US $_______.

4.	On the fifth anniversary of the date of this Agreement, 10% of the Shares at a per share price of US $_______.

Subscriber shall have a period of 30 days following each Put Date (each, an "Applicable Put Deadline") to exercise a Put, and may exercise any Put in whole or in part. Subscriber shall exercise a Put by delivering to the Company, on or before the Applicable Put Deadline, a signed notice exercising such Put along with the share certificate(s) representing the Applicable Put Shares (or such of them as are being sold to the Company), duly endorsed to the Company or accompanied with a duly signed stock power transferring those shares to the Company. Within six months of receiving any such notice on or before the Applicable Put Deadline, the Company shall deliver to Subscriber the Put Price multiplied by the number of Applicable Put Shares included in such notice and returned to the Company.

Subscriber hereby acknowledges and agrees that only those Shares purchased pursuant to this Agreement shall be included in the "Shares" referred to in this Section 1(b), and Subscriber shall have no right to put or otherwise have purchased by the Company any other securities of the Company now or hereafter owned or acquired by Subscriber unless specifically agreed to by the Company in writing. Subscriber further acknowledges and agrees that, if any Applicable Put Deadline passes without Subscriber properly executing the Put relating thereto for all of the Applicable Put Shares, such Put shall be deemed null and void, be of no further force and effect, and Subscriber shall no longer have any right to cause the Company to purchase any of such Applicable Put Shares remaining.

          (c)          The Subscriber and the Company each hereby adopts, accepts, and agrees to be bound by all the terms and provisions of this Subscription Agreement (this "Agreement") and to perform all obligations herein imposed upon the Company or a holder of shares of the Company (each a "Shareholder") with respect to the Securities.

2.          SUBSCRIBER REPRESENTATIONS AND WARRANTIES

The Subscriber hereby represents and warrants to the Company as follows:

          (a)          The Subscriber is and will be purchasing the Securities for the Subscriber's own account, for investment purposes only, and not for the account of any other person or entity, and not with a view to distribution, assignment or resale of the Securities to others or to fractionalization of the Securities in whole or in part. No other person or entity has or will have a direct or indirect beneficial interest in the Securities of the Subscriber, and the Subscriber will not sell, hypothecate or otherwise transfer the Securities, except, in each case, as permitted hereby.

          (b)          The Company has furnished the Subscriber the list of risk factors attached hereto as Exhibit B, as well as all additional due diligence materials requested by the Subscriber, and has provided the Subscriber a reasonable amount of time to review that information.

          (c)          The Company has provided the Subscriber an opportunity to ask questions and receive answers concerning the terms and conditions of this Agreement and to obtain any information which the Company possesses or can acquire without unreasonable effort or expense that the Subscriber has requested.

          (d)          The Subscriber has conducted the Subscriber's own due diligence in making a decision to purchase the Securities. In evaluating the suitability of an investment in the Company, the Subscriber has not relied upon any representations or other information (whether oral or written) from the Company or any other person or entity acting as an agent for the Company in connection with the offering of the Securities, except for those contained herein.

          (e)          The Subscriber has carefully considered the suitability of an investment in the Company for the Subscriber's particular tax and financial situation and, to the extent Subscriber believed such discussion necessary, has discussed with such suitability with the Subscriber's professional legal, tax and financial advisers. As a result of such consideration and discussion, the Subscriber has determined that the Securities will be a suitable investment for the Subscriber. With respect to tax and other economic considerations involved in this investment, the

Subscriber is not and will not be relying on the Company or any other person or entity acting as an agent for the Company in connection with an investment in the Company.

          (f)          The Subscriber has and will have no need for liquidity with respect to the Subscriber's investment in the Securities to satisfy any existing or contemplated need, undertaking or indebtedness. The Subscriber is and will be able to bear the economic risk of the Subscriber's investment in the Securities for an indefinite period, including the risk of losing all of the Subscriber's investment. The loss of the Subscriber's entire investment in the Securities would not materially adversely affect the standard of living of the Subscriber and the Subscriber's family, if any.

          (g)          By reason of the Subscriber's knowledge and experience in business and financial matters, the Subscriber has the capacity to protect the Subscriber's own interest in investments of a nature similar to the Securities.

          (h)          The Subscriber recognizes that the Company has no financial or operating history and that all investments in the Company involve substantial risks. The Subscriber is fully aware of and understands all of the risk factors related to the purchase of the Securities.

          (i)          The Subscriber is aware that the Company, in issuing the Securities pursuant to Section 4(2) of the Securities Act of 1933 (the "Securities Act") and Regulation D promulgated thereunder, without complying with the registration provisions of the Securities Act and applicable state securities laws, is relying upon, among other things, the representations and warranties of the Subscriber contained herein.

          (j)          The Subscriber recognizes that none of the Securities will be registered under the Securities Act or other applicable state securities laws. The Subscriber further recognizes that the Company is under no obligation to register the Securities or to assist the Subscriber in complying with any exemption from registration.

          (k)          The Subscriber will not distribute or transfer the Securities unless such securities are registered under the Securities Act and under applicable state securities laws or an exemption from registration is available.

          (l)          The Subscriber understands that none of the Securities are listed on an exchange, that no trading or other market exists for those securities, and that the Securities may never be listed on an exchange and no trading or other market may ever exist for the Securities.

          (m)          None of the Securities have been offered to the Subscriber by means of: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium, or broadcast over television or radio, (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, or (iii) any other form of general solicitation or advertising.

          (n)          The Subscriber agrees not to sell, make a gift of, pledge or otherwise transfer, whether voluntary, involuntary or by operation of law, any Securities held or owned by the Subscriber if such sale, gift, pledge or other transfer would or will cause the Company to be required to register under the Investment Company Act of 1940, as amended, or any successor thereto.

          (o)          The Subscriber understands that any and all Shares as well as any and all Warrant Shares will be imprinted with a legend in the form of Exhibit C attached hereto.

          (p)          Accredited Investor. Subscriber hereby represents and warrants to the Company that it is an accredited investor, as defined in Rule 501 of Regulation D, by reason of the Subscriber being (check applicable box):

(i)    ☐ a corporation, business trust, or partnership not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

(ii)    ☐ any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment.

(iii)    ☐ an individual, who

☐ is a director, executive officer or general partner of the issuer of the securities being offered or sold or a director, executive officer or general partner of a general partner of that issuer.

☐has an individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeding $1,000,000.

☐ had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

☐ none of the above.

(iv)    ☐ an entity each equity owner of which is an entity described in a - b above or is an individual who could check one (1) of the first three (3) boxes under subparagraph (iii) above.

3.          SURVIVAL OF REPRESENTATIONS AND WARRANTIES

The representations, warranties, covenants, agreements and acknowledgements of Subscriber in this Agreement shall survive the acceptance of this Agreement by the Company and the consummation of the transactions contemplated by this Agreement.

4.          INDEMNIFICATION

The Subscriber will indemnify, save and hold harmless the Company, any agent acting for the Company, every other Shareholder of the Company, and every officer, director or control person of any such Shareholder (each, an "Indemnitee") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of or arising from any actual or alleged misrepresentation or misstatement of facts or omission to represent or state facts made by the Subscriber to the Company in this Agreement or otherwise concerning the Subscriber or the financial position of the Subscriber, against losses, liabilities and expenses (including attorney's fees and disbursements, judgments, fines and amounts paid in settlement) actually and reasonably incurred by such Indemnitee in connection with such action, suit or proceeding (except to the extent such Indemnitee has otherwise been reimbursed for such losses, liabilities and expenses).

5.          SUBSCRIBER UNDERSTANDINGS

    The Subscriber understands, acknowledges and agrees with the Company as follows:

          (a)          No federal or state agency has made any finding or determination as to the fairness of this offering for investment, nor any recommendation or endorsement of the Securities. Any representation to the contrary is unlawful.

          (b)          None of the Securities have been registered or qualified under the Securities Act or any state securities statute, and the Securities may never be so registered or qualified. The Company is under no obligation to register or qualify the Securities on behalf of the Subscriber or to assist the Subscriber in complying with any exemption from registration.

          (c)          There is currently no public market for the Securities and there is a possibility that no such public market will develop. There can be no assurance that the Subscriber will be able to sell or dispose of the Securities. Moreover, no assignment, sale, transfer, exchange or other disposition of the Securities may be made other than in accordance with this Agreement.

          (d)          Any and all assumptions, budgets and forecasts provided to the Subscriber have been included therein for purposes of illustration only, and no assurance is or can be given that actual results will correspond with the results contemplated by the various assumptions set forth therein.

6.          MISCELLANEOUS

          (a)          Neither this Agreement nor any provisions hereof shall be waived, modified, changed, discharged, terminated, revoked or canceled except by an instrument in writing signed by the party against whom any waiver, modification, change, discharge, termination, revocation, or cancellation is sought.

          (b)          Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered or sent by certified mail, return receipt requested, addressed to the other party at the address of such party as set forth on the signature pages hereto, or to such other address furnished by notice given in accordance with this Section.

          (c)          Failure of the Company to exercise any right or remedy under this Agreement or any other agreement between the Company and the Subscriber, or otherwise, or delay by the Company in exercising such right or remedy, will not operate as a waiver thereof. No waiver by the Company will be effective unless and until it is in writing and signed by an authorized officer of the Company.

          (d)          This Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of Delaware, as such laws are applied by Delaware courts to agreements entered into and to be performed in Delaware by and between residents of Delaware, and shall be binding upon the Subscriber, the Subscriber's heirs, estate, legal representatives, successor and assigns and shall inure to the benefit of the Company and its successors and assigns. In the event that any provision or portion thereof, or sentence or portion thereof of this Agreement is ultimately found to be invalid or unenforceable under any applicable statute or rule of law, then such provision or sentence or portion thereof shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof or sentence or portion thereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

          (e)          The parties hereto, and their respective successors and assigns, hereby consent and subject themselves to the jurisdiction of the State or Federal courts of the states of Delaware or Michigan

          (f)          This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only with the written consent of the Company and the Subscriber.

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